EX-99.3

Termination Agreement

This termination agreement is agreed by the following two parties and signed on November 19, 2010:

a)	China Youth Interactive Media (Beijing) Co., Ltd. (hereinafter referred to as "CY Interactive ")

b)	Youth Media Technology (Beijing) Limited (hereinafter referred to as "Youth Media Beijing")

Whereas:

a)
CY Interactive and Youth Media Beijing have (i) signed a business and technical services Agreement on January 15, 2009, and on July 3, 2009 signed a commercial and technical services agreement (ii) based on the execution or implementation of the above agreement and from time to time all oral or written  supplementary agreements and updates (if any) (the foregoing (i) and (ii) collectively, the "Series Agreement ");

b)	CY Interactive and Youth Media Beijing intend to terminate the Series Agreement.

Therefore, all of the parties have reached the following consensus:

1.	The Series Agreement will be terminated on the signing date of this Agreement.

2.	As to the Series Agreement, any party to this Termination Agreement is not responsible for any obligations, debt or liabilities to any other parties and is not liable or entitled to any claim.

China Youth Interactive Media (Beijing) Co., Ltd.

Youth Media Technology (Beijing) Limited